REPLACEMENT REVOLVING LINE OF CREDIT PROMISSORY NOTE


$9,000,000.00                  Manchester, NH                  February 20, 1998

     FOR VALUE RECEIVED, GREEN MOUNTAIN COFFEE ROASTERS, INC., a Vermont corporation with a principal place of business at 33 Coffee Lane, Waterbury, Vermont 05676 (the "Borrower"), promises to pay to the order of FLEET BANK - NH, a bank organized under the laws of the State of New Hampshire with an address of Mail Stop NHNA E02A, 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank"), at such address, or such other place or places as the holder hereof may designate in writing from time to time hereafter, the maximum principal sum of NINE MILLION DOLLARS ($9,000,000.00), or so much thereof as may be advanced or readvanced by the Bank to the Borrower from time to time hereafter (such amounts defined as the "Debit Balance" below), together with interest as provided for hereinbelow, in lawful money of the United States of America.

     The Borrower's "Debit Balance" shall mean the debit balance in an account on the books of the Bank, maintained in the form of a ledger card, computer records or otherwise in accordance with the Bank's customary practice and appropriate accounting procedures wherein there shall be recorded the principal amount of all advances made by the Bank to the Borrower, all principal payments made by the Borrower to the Bank hereunder, and all other appropriate debits and credits.

     Under the Revolving Line of Credit Loan evidenced by this Note (the "Line of Credit"), the Bank agrees to lend to the Borrower, and the Borrower may borrow, up to the lesser of (a) the maximum principal sum provided for in this Note or (b) the Borrower's Borrowing Base, all in accordance with and subject to the terms, conditions, and limitations of this Note and the Seventh Amendment and First Restatement of Commercial Loan Agreement dated April 12, 1996, as amended by Eighth Amendment to Commercial Loan Agreement and Loan Documents dated February 19, 1997, by Ninth Amendment to Commercial Loan Agreement and Loan Documents dated June 9, 1997, by Tenth Amendment to Commercial Loan Agreement dated January 15, 1998, and by Eleventh Amendment to Commercial Loan Agreement and Loan Documents of even date herewith, entered into by and between the Borrower, its subsidiary, Green Mountain Coffee Roaster Franchising Corporation, and the Bank, and as said agreement may be further amended from time to time (collectively, as amended, the "Loan Agreement"). The holder of this Note is entitled to all of the benefits and rights of the Bank under the Loan Agreement. However, neither this reference to the Loan Agreement nor any provision thereof shall impair the absolute and unconditional obligation of the Borrower to pay the principal and interest of this Note as herein provided. Terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

     The Borrower shall make requests for advances under this Note as provided in the Loan Agreement. The Borrower agrees that the Bank may make all advances under this Note by direct deposit to any demand account of the Borrower with the Bank or in such other manner as may be provided in the Loan Agreement, and that all such advances shall represent binding obligations of the Borrower.

     The Borrower acknowledges that this Note is to evidence the Borrower's obligation to pay its Debit Balance, plus interest and any other applicable charges as determined from time to time, and that it shall continue to do so despite the occurrence of intervals when no Debit Balance exists because the Borrower has paid the previously existing Debit Balance in full.

     Interest shall be calculated and charged daily, based on the actual days elapsed over a three hundred sixty (360) day banking year, on the unpaid principal balance outstanding from time to time. Except as provided hereinbelow, the unpaid principal balance outstanding hereunder from time to time shall bear interest at a variable annual rate equal to the Bank's Base Rate, so called, plus the Applicable Base Rate Margin for the Revolving Line of Credit Loan as determined under the Loan Agreement from time to time. The Base Rate shall be the Base Rate of the Bank as established and changed by the Bank from time to time whether or not such rate shall be otherwise published or Borrower is provided with notice thereof. Each time the Base Rate changes, the interest rate hereunder shall change contemporaneously with such change in the Base Rate effective as of the opening of business on the date of change. The Borrower acknowledges that the Base Rate is used for reference purposes only as an index and is not necessarily the lowest interest rate charged by the Bank on commercial loans. Notwithstanding the foregoing, the Borrower may elect from time to time the Revolving LIBOR-based Rate to apply to some or all of the outstanding principal hereunder in accordance with, and subject to the limitations of, the Loan Agreement.

     Pending an Event of Default as provided in the Loan Agreement and herein below, the Bank shall extend the Line of Credit through and until March 31, 2001 (the "Review Date"), and, if the Line of Credit is renewed and extended by the Bank pursuant to the Loan Agreement, through and until each anniversary of such date with respect to which the Line of Credit is renewed and extended. The Borrower shall (i) make payments of principal from time to time as provided in the Loan Agreement and (ii) make payments of interest monthly in arrears commencing thirty (30) days from the date hereof (or on any day within 30 days of the date hereof agreed to by the Borrower and the Bank to provide for a convenient payment date) and continuing on the same date of each month thereafter through and until the earlier of the acceleration of this Note upon an Event of Default as provided herein below or the Review Date or any anniversary thereof with respect to which the Line of Credit is not renewed by the Bank, whereupon all principal, accrued and unpaid interest, and any other charges provided for hereunder, shall be due and payable in full. In the event that the Line of Credit is renewed pursuant to the Loan Agreement as of the Review Date or any anniversary thereof, this Note shall thereafter continue to evidence amounts advanced and due under the Line of Credit as renewed.

     This Note is being executed and delivered in accordance with the terms of the Loan Agreement and the documents defined therein as the "Loan Documents". The payment and performance of the obligations contained in the Loan Documents are secured by the collateral granted to the Bank therein (the "Collateral") and the security granted to the Bank in the Loan Documents.

     At the option of the Bank, this Note shall become immediately due and payable in full, without further demand or notice, if any payment of interest or principal is not made when due hereunder or upon the occurrence and during the continuance of any other Event of Default under the terms hereof, under the Loan Agreement, or under any of the other Loan Document.

     The holder may impose upon the Borrower a delinquency charge of five percent (5%) of the amount of interest not paid on or before the tenth (10th) day after such installment is due. The entire principal balance hereof, together with accrued interest, shall after the occurrence and during the continuance of an Event of Default under the Loan Agreement or maturity, whether by demand, acceleration or otherwise, bear interest at the Base Rate plus an additional five percent (5%) per annum.

     The Borrower agrees that any other property upon or in which the Borrower has granted or hereafter grants the holder a mortgage or security interest, securing the payment and performance of any other liability of the Borrower to the holder, shall also constitute Collateral. As additional Collateral, the Borrower grants (1) a security interest in, or pledges, assigns and delivers to the holder, as appropriate, all deposits, credits and other property now or hereafter due from the holder to the Borrower; and (2) the right to set off and apply (and a security interest in said right), from time to time hereafter and without demand or notice of any nature, all, or any portion, of such deposits, credits and other property, against the indebtedness evidenced by this Note whether the other Collateral, if any, is deemed adequate or not.

     The Borrower, and every maker, endorser, or guarantor of this Note, jointly and severally, agree to pay on demand all reasonable out-of-pocket costs of collection hereof, including reasonable attorneys' fees, whether or not any foreclosure or other action is instituted by the holder in its discretion.

     No delay or omission on the part of the holder in exercising any right, privilege or remedy shall impair such right, privilege or remedy or be construed as a waiver thereof or of any other right, privilege or remedy. No waiver of any right, privilege or remedy or any amendment to this Note shall be effective unless made in writing and signed by the holder. Under no circumstances shall an effective waiver of any right, privilege or remedy on any one occasion constitute or be construed as a bar to the exercise of or a waiver of such right, privilege or remedy on any future occasion.

     The acceptance by the holder hereof of any payment after any default hereunder shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any rights of the holder hereof under this Note.

     All rights and remedies of the holder, whether granted herein or otherwise, shall be cumulative and may be exercised singularly or concurrently, and the holder shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of New Hampshire. The holder shall have no duty as to the collection or protection of the Collateral or of any income thereon, or as to the preservation of any rights pertaining thereto beyond the safe custody thereof. Surrender of this Note, upon payment or otherwise, shall not affect the right of the holder to retain the Collateral as security for the payment and performance of any other liability of the Borrower to the holder in accordance with the provisions of the Loan Documents.

     The Borrower, and every maker, endorser, or guarantor of this Note, hereby jointly waive, to the fullest extent permitted by law, presentment, notice, protest and all other demands and notices and assents (1) to any extension of the time of payment or any other indulgence, (2) to any substitution, exchange or release of Collateral, and (3) to the release of any other person primarily or secondarily liable for the obligations evidenced hereby.

     This Note and the provisions hereof shall be binding upon the Borrower and the Borrower's heirs, administrators, executors, successors, legal representatives and assigns and shall inure to the benefit of the holder, the holder's heirs, administrators, executors, successors, legal representatives and assigns.

     The word "holder" as used herein shall mean the payee or endorsee of this Note who is in possession of it, or the bearer, if this Note is at the time payable to the bearer.

     This Note may not be amended, changed or modified in any respect except by a written document which has been executed by each party. This Note constitutes a New Hampshire contract to be governed by the laws of such state and to be paid and performed therein.

     The provisions of this Note are expressly subject to the condition that in no event shall the amount paid or agreed to be paid to the holder hereunder and deemed interest under applicable law exceed the maximum rate of interest on the unpaid principal balance hereunder allowed by applicable law, if any, (the "Maximum Allowable Rate"), which shall mean the law in effect on the date hereof, except that if there is a change in such law which results in a higher Maximum Allowable Rate being applicable to this Note, then this Note shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provisions of this Note results in the interest rate hereunder being in excess of the Maximum Allowable Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If notwithstanding the foregoing, the holder receives an amount which under applicable law would cause the interest rate hereunder to exceed the Maximum Allowable Rate, the portion thereof which would be excessive shall automatically be applied to and deemed a prepayment of the unpaid principal balance hereunder and not a payment of interest.

     This Note is executed and delivered in replacement of, but not in novation or discharge of, the Replacement Revolving Line of Credit Promissory Note of the undersigned payable to the order of the Bank in the principal amount of Six Million Dollars ($6,000,000.00) dated June 9, 1997 (the "Old Note"). All references to the Old Note in the Loan Agreement or any other Loan Document shall be deemed to refer to this Note.


     Executed and delivered this 20th day of February, 1998.


                                          GREEN MOUNTAIN COFFEE ROASTERS, INC.


/s/ Betty Omansky                         By: /s/ Robert D. Britt
-----------------------                   -------------------------------------
Witness                                       Robert D. Britt,
                                              Chief Financial Officer


STATE OF  Vermont

COUNTY OF Washington

    On this the 20th day of February, 1998, before me, the undersigned notary or justice, personally appeared Robert D. Britt, who acknowledged himself to be the Chief Financial Officer of Green Mountain Coffee Roasters, Inc., a corporation, and that he, as such authorized officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such authorized officer.

                                           /s/ Betty Omansky
                                           ----------------------------------
                                           Justice of the Peace/Notary Public